EXHIBIT C

CONSENTS OF NOMINEES


From: neilaferris@gmail.com [mailto:neilaferris@gmail.com]
Sent: Tuesday, May 26, 2009 4:48 PM
To: David Sandberg
Subject: Consent

David

I hereby consent to being nominated and to serving on the Board of Directors of Asure Software is so elected"

Neil ferris
Sent from my Verizon Wireless BlackBerry

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From: Bob Graham [mailto:BGraham@ridgellc.com]
Sent: Tuesday, May 19, 2009 2:49 PM
To: David Sandberg
Subject: Board Nomination

You have my consent to nominate me to the Board of ASUR and if elected I will serve. I am a share holder in the company and as the Managing Partner of Global Accelerator, LLC will represent their interests in the company. Having been involved with the company since the original funding of iEmployee I believe I can help the firm be successful and profitable.

Bob Graham

408-391-7473

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From: Pat Goepel [mailto:patgoepel@msn.com]
Sent: Tuesday, May 26, 2009 6:22 PM
To: David Sandberg
Subject: consent

David,

I consent to be nominated and if elected will serve as a Board member of ASUR.

Sincerely,

Pat Goepel

Group COO

Patersons Global Payroll and HR

508 726 4663

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From: apertierra@redoakpartners.com
Sent: Wednesday, May 27, 2009 2:36 PM
To: David Sandberg
Subject: ASUR Board

I hereby consent to being nominated and to serving as a Director of ASUR's Board of Directors if so elected.

Adrian Pertierra

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From: David Sandberg
Sent: Monday, May 11, 2009 10:58 AM
To: David Sandberg; apertierra@redoakpartners.com
Subject: consent

I hereby consent to being nominated and to serving if so elected to the Board of Directors of Asure Software.

David

David Sandberg
Portfolio Manager
Red Oak Partners, LLC
dsandberg@redoakpartners.com
(212) 614-8952 direct
(646) 773-6277 cell
(646) 390-6784 fax
654 Broadway, Suite 5
New York , NY 10012

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From: Jeffrey Vogel [mailto:jvogel@libertycapitalpartners.com]
Sent: Thursday, May 21, 2009 8:49 PM
To: David Sandberg
Subject: ASUR

Dear David,

I hereby consent to being nominated and serving on the board of Asure Software if so elected.

Yours truly,
Jeffrey Vogel